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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                         DATE OF REPORT: MARCH 22, 2002

                               ISONICS CORPORATION
           (Name of small business issuer as specified in its charter)


CALIFORNIA                            001-12531                    77-0338561
-------------                      ---------------            ------------------
State of                           Commission File              IRS Employer
Incorporation                           Number                Identification No.


                  5906 MCINTYRE STREET, GOLDEN, COLORADO 80403
                     Address of principal executive offices

                                  303-279-7900
                           Telephone number, including
                                    Area code

                                 NOT APPLICABLE
           Former name or former address if changed since last report

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ITEM 5 - OTHER EVENTS

ITEM 701 DISCLOSURE - RECENT SALES OF UNREGISTERED SECURITIES

1.   vFINANCE, INC.

     On March 22, 2002, Isonics entered into a Management and Investment Banking Agreement with vFinance Investments, Inc., of Boca Raton, Florida, a member of the National Association of Securities Dealers, Inc. The investment banking agreement provided for the issuance to vFinance of warrants to purchase 50,000 shares of common stock at $1.50 per share, and a fee of $5,000 per month in exchange for vFinance's agreement to provide financial advisory and other services to Isonics. The following sets forth the information required by Item 701 in connection with that transaction:

     (a) The transaction was effective March 22, 2002. Isonics issued 50,000 common stock purchase warrants.

     (b) No underwriters were involved in the transaction. The only entities who received securities from us in this transaction was vFinance and certain directors and executive officers of vFinance (who received the warrants by assignment from vFinance).

     (c) The securities were not sold for cash. The securities were issued to vFinance as part of the consideration for vFinance entering into the investment banking agreement and providing the services thereunder.

     (d) The issuance of the warrants was accomplished pursuant to the exemptions from registration contained in Sections 4(2) and 4(6) of the Securities Act of 1933. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided vFinance with disclosure of all aspects of our business, including providing vFinance and its management with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the management and the board of directors of vFinance obtained all information regarding Isonics they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities in exchange for the license agreement.

     (e) There are no conversion rights or exchange rights associated with the warrants. The warrants are exercisable to purchase shares of common stock of Isonics until March 20, 2005 at $1.50 per share.

     (f) Isonics received no proceeds from the issuance of these warrants and, therefore, we have no use of proceeds.

2.   CONVERTIBLE LOAN

     Effective March 22, 2002, we borrowed $1,000,000 from five persons who are accredited investors. In exchange for the loan, we issued our Series 2002A 4% Convertible Promissory Notes due March 1, 2003 to these persons. We have the ability to repay these notes in cash or in shares of our common stock (at $1.00 per share) if the shares are registered. To the extent that
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we repay the notes in cash, we are obligated to issue warrants to the holder entitling them to purchase shares of our common stock at $1.00 per share for each $1.00 of cash repayment. Each note is convertible into shares of our common stock at $1.00 per share, and various obligations of the notes are guaranteed by James E. Alexander (our president) and Boris Rubizhevsky (our senior vice president). They each pledged 500,000 shares of our common stock they own to secure these obligations (a total of 1,000,000 shares). Among our obligations is a registration rights agreement by which we have committed to file a Form S-3 registration statement for the benefit of the lenders. We also issued each lender a warrant to acquire one share of our restricted common stock for each $5.00 loaned to us. The following sets forth the information required by Item 701 in connection with that transaction:

     (a) The transaction was completed March 22, 2002. We issued $1,000,000 of convertible 4% promissory notes and warrants to purchase 200,000 shares to five accredited investors.

     (b) The transaction occurred using vFinance, Inc., as an underwriter. We paid them a 10% commission ($100,000) and warrants to purchase 100,000 shares at $1.25 per share, exercisable until March 20, 2005. vFinance assigned a portion of these warrants to certain of its directors and executive officers.

     (c) The convertible notes and the warrants were issued to the lenders in exchange for a total of $1,000,000 in cash.

     (d) We relied on the exemption from registration provided by Sections 4(2) and 4(6) under the Securities Act of 1933 for this transaction. We did not engage in any public advertising or general solicitation in connection with this transaction. We provided the lenders with disclosure of all aspects of our business, including providing the lenders with our reports filed with the Securities and Exchange Commission, our press releases, access to our auditors, and other financial, business, and corporate information. Based on our investigation, we believe that the management and each of the lenders obtained all information regarding Isonics they requested, received answers to all questions they posed, and otherwise understood the risks of accepting our securities.

     (e) The notes are convertible at the holders' option into shares of our common stock at $1.00 per share (subject to certain dilution adjustment provisions). The warrants are exercisable to purchase shares of common stock of Isonics until March 20, 2005 at $1.25 per share.

     (f) We received a net of approximately $890,000 from the escrow arrangement by which we completed the transaction. We intend to use the proceeds of the loan transaction primarily to finance Isonics' silicon-on-insulator operations, to pay our expenses of the transaction (approximately $60,000), to repay some past-due expenses (including salaries to officers of approximately $120,000), and for general working capital.


ITEM 7 - FINANCIAL STATEMENTS AND EXHIBITS

(a)  Financial Statements of Businesses Acquired.

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     Not applicable.

(b)  PRO FORMA financial information.

     Not applicable.

(c)  Exhibits

     The following exhibits are attached to this Current Report on Form 8-K:

     1.   Form of Registration Rights Agreement.

     2.   Form of Series 2002A 4% Convertible Promissory Note due March 1, 2003.

     3.   Form of Warrant Agreement expiring March 20, 2005.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 23rd day of April 2002. ISONICS CORPORATION


                                       By: /s/ James E. Alexander
                                           --------------------------------
                                           James E. Alexander
                                           President and Chief Executive Officer